                                                                    EXHIBIT 7(b)


                                   AIM FUNDS

                          RETIREMENT PLAN FOR ELIGIBLE

                               DIRECTORS/TRUSTEES


                                              Effective as of March 8, 1994
                                              As Restated September 18, 1995

                                   AIM FUNDS

                          RETIREMENT PLAN FOR ELIGIBLE

                               DIRECTORS/TRUSTEES

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I           DEFINITION OF TERMS AND CONSTRUCTION  . . . . . . . . .   1
     1.1     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .   1
             (a)      Accrued Benefit . . . . . . . . . . . . . . . . . . .   1
             (b)      Actuary . . . . . . . . . . . . . . . . . . . . . . .   1
             (c)      Administrator . . . . . . . . . . . . . . . . . . . .   1
             (d)      AIM Funds . . . . . . . . . . . . . . . . . . . . . .   1
             (e)      Board of Directors  . . . . . . . . . . . . . . . . .   1
             (f)      Code  . . . . . . . . . . . . . . . . . . . . . . . .   2
             (g)      Compensation  . . . . . . . . . . . . . . . . . . . .   2
             (h)      Deferred Retirement Date  . . . . . . . . . . . . . .   2
             (i)      Director  . . . . . . . . . . . . . . . . . . . . . .   2
             (j)      Disability  . . . . . . . . . . . . . . . . . . . . .   2
             (k)      Effective Date  . . . . . . . . . . . . . . . . . . .   2
             (l)      Fund  . . . . . . . . . . . . . . . . . . . . . . . .   2
             (m)      Normal Retirement Date  . . . . . . . . . . . . . . .   2
             (n)      Participant . . . . . . . . . . . . . . . . . . . . .   2
             (o)      Plan  . . . . . . . . . . . . . . . . . . . . . . . .   2
             (p)      Plan Year . . . . . . . . . . . . . . . . . . . . . .   2
             (q)      Retirement  . . . . . . . . . . . . . . . . . . . . .   2
             (r)      Retirement Benefit  . . . . . . . . . . . . . . . . .   3
             (s)      Service . . . . . . . . . . . . . . . . . . . . . . .   3
             (t)      Year of Service . . . . . . . . . . . . . . . . . . .   3
     1.2     Plurals and Gender . . . . . . . . . . . . . . . . . . . . . .   3
     1.3     Directors/Trustees . . . . . . . . . . . . . . . . . . . . . .   3
     1.4     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.5     Severability . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II          PARTICIPATION . . . . . . . . . . . . . . . . . . . . .   4
     2.1     Commencement of Participation  . . . . . . . . . . . . . . . .   4
     2.2     Termination of Participation . . . . . . . . . . . . . . . . .   4
     2.3     Resumption of Participation  . . . . . . . . . . . . . . . . .   4
     2.4     Determination of Eligibility . . . . . . . . . . . . . . . . .   4

                                                                            Page
                                                                            ----

ARTICLE III         BENEFITS UPON RETIREMENT AND OTHER
                    TERMINATION OF SERVICE. . . . . . . . . . . . . . . . .   4
     3.1     Retirement. . .. . . . . . . . . . . . . . . . . . . . . . . .   4
     3.2     Termination of Service Before Retirement . . . . . . . . . . .   5
     3.3     Termination of Service by Reason of Death. . . . . . . . . . .   5
     3.4     Benefits Calculated in the Aggregate for all of the AIM Funds.   5

ARTICLE IV          DEATH BENEFITS. . . . . . . . . . . . . . . . . . . . .   5
     4.1      Death Prior to Commencement of Benefits . . . . . . . . . . .   5
     4.2      Death Subsequent to Commencement of Benefits  . . . . . . . .   5
     4.3      Death of Spouse   . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V           SUSPENSION OF BENEFITS, ETC.  . . . . . . . . . . . . .   6
     5.1     Suspension of Benefits Upon Resumption of Service  . . . . . .   6
     5.2     Payments Due Missing Persons . . . . . . . . . . . . . . . . .   6

ARTICLE VI          ADMINISTRATOR   . . . . . . . . . . . . . . . . . . . .   7
     6.1     Appointment of Administrator . . . . . . . . . . . . . . . . .   7
     6.2     Powers and Duties of Administrator . . . . . . . . . . . . . .   7
     6.3     Action by Administrator  . . . . . . . . . . . . . . . . . . .   8
     6.4     Participation by Administrators  . . . . . . . . . . . . . . .   8
     6.5     Agents and Expenses. . . . . . . . . . . . . . . . . . . . . .   8
     6.6     Allocation of Duties . . . . . . . . . . . . . . . . . . . . .   8
     6.7     Delegation of Duties . . . . . . . . . . . . . . . . . . . . .   9
     6.8     Administrator's Action Conclusive  . . . . . . . . . . . . . .   9
     6.9     Records and Reports  . . . . . . . . . . . . . . . . . . . . .   9
     6.10    Information from the AIM Funds . . . . . . . . . . . . . . . .   9
     6.11    Reservation of Rights by Boards of Directors . . . . . . . . .   9
     6.12    Liability and Indemnification. . . . . . . . . . . . . . . . .   9

ARTICLE VII         AMENDMENTS AND TERMINATION  . . . . . . . . . . . . . .  10
     7.1     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.2     Termination. . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VIII        MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .  10
     8.1     Rights of Creditors  . . . . . . . . . . . . . . . . . . . . .  10
     8.2     Liability Limited. . . . . . . . . . . . . . . . . . . . . . .  11
     8.3     Incapacity . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     8.4     Cooperation of Parties . . . . . . . . . . . . . . . . . . . .  11
     8.5     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .  11
     8.6     Nonguarantee of Directorship . . . . . . . . . . . . . . . . .  12
     8.7     Counsel . . . . . . . . . . . . . . . .. . . . . . . . . . . .  12
     8.8     Spendthrift Provision  . . . . . . . . . . . . . . . . . . . .  12
     8.9     Forfeiture for Cause . . . . . . . . . . . . . . . . . . . . .  12

                                                                            Page
                                                                            ----
ARTICLE IX       CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . .  12
     9.1     Notice of Denial . . . . . . . . . . . . . . . . . . . . . . .  12
     9.2     Right to Reconsideration . . . . . . . . . . . . . . . . . . .  13
     9.3     Review of Documents. . . . . . . . . . . . . . . . . . . . . .  13
     9.4     Decision by Administrator. . . . . . . . . . . . . . . . . . .  13
     9.5     Notice by Administrator. . . . . . . . . . . . . . . . . . . .  13

                                   AIM FUNDS

                          RETIREMENT PLAN FOR ELIGIBLE

                               DIRECTORS/TRUSTEES

                                    PREAMBLE

                 Effective as of March 8, 1994, the regulated investment companies managed, administered and/or distributed by AIM Advisors, Inc. or its affiliates (the "AIM Funds") have adopted THE AIM FUNDS RETIREMENT PLAN FOR ELIGIBLE DIRECTORS/TRUSTEES (the "Plan") for the benefit of each of the directors and trustees of each of the AIM Funds who is not an employee of any of the AIM Funds, A I M Management Group Inc. or any of their affiliates. As the Plan does not benefit any employees of the AIM Funds, it is not intended to be classified as an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                                   ARTICLE I

                      DEFINITION OF TERMS AND CONSTRUCTION
                      ------------------------------------
         1.1     Definitions.
                 ------------
                 Unless a different meaning is plainly implied by the context, the following terms as used in this Plan shall have the following meanings:

                 (a) "Accrued Benefit" shall mean, as of any date prior to a Participant's Normal Retirement Date, his Retirement Benefit commencing on his Normal Retirement Date, but based upon his Compensation and Years of Service computed as of such date of determination.

                 (b) "Actuary" shall mean the independent actuary selected by the Administrator.

                 (c) "Administrator" shall mean the administrative committee provided for in Article VI.

                 (d) "AIM Funds" shall mean the regulated investment companies managed, administered or distributed by A I M Advisors, Inc. or its affiliates.

                 (e) "Board of Directors" shall mean the Board of Directors of each of the AIM Funds.

                 (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                 (g) "Compensation" shall mean, for any Director, the amount of the retainer paid or accrued by the AIM Funds for such Director during the twelve month period immediately preceding the Director's Retirement, including amounts deferred under a separate agreement between the AIM Funds and the Director. The amount of such retainer Compensation shall be as determined by the Administrator.

                 (h) "Deferred Retirement Date" shall mean the first day of the month coincident with or next following the date on which a Participant terminated Service after his Normal Retirement Date.

                 (i) "Director" shall mean an individual who is a director or trustee of one or more of the AIM Funds which have adopted the Plan but who is not an employee of any of the AIM Funds, A I M Management Group Inc. or any of their affiliates.

                 (j) "Disability" shall mean the inability of the Participant to participate in meetings of the Board of Directors, either in person or by telephone, for a period of at least nine (9) months.

                 (k)      "Effective Date" shall mean March 8, 1994.

                 (l) "Fund" shall mean an AIM Fund which has adopted this Plan.

                 (m) "Normal Retirement Date" shall mean, the date on which a Participant has both attained age 65 (or at least age 55 in the event of the Director's termination of Service by reason of death or Disability) and has completed at least five continuous and non-forfeited Years of Service (and thirty months of Service with one or more of the AIM Funds).

                 (n) "Participant" shall mean a Director who has met all of the eligibility requirements of the Plan and who is currently included in the Plan as provided in Article II hereof.

                 (o) "Plan" shall mean the "AIM Funds Retirement Plan for Eligible Directors/Trustees" as described herein or as hereafter amended from time to time.

                 (p)      "Plan Year" shall mean the calendar year.

                 (q) "Retirement" shall mean a Director's termination of his active Service with the AIM Funds on or after his Normal Retirement Date, due to his death, Disability, or voluntary or involuntary termination of his Service.

                 (r) "Retirement Benefit" shall mean the benefit described under Section 3.1 hereof.

                 (s) "Service" shall mean an individual's serving as a Director of one or more of the AIM Funds. Furthermore, any unbroken service provided by a Participant (i) to an AIM Fund immediately prior to its being managed or administered by A I M Advisors, Inc. (or any of its affiliates) or
(ii) to a predecessor of an AIM Fund immediately prior to its being merged into such AIM Fund, will be taken into account in determining such Participant's Years of Service, subject to all restrictions and other forfeiture provisions contained herein.

                 (t) "Year of Service" shall mean a twelve consecutive month period of Service. For all purposes in this Plan, if a Participant's Service terminates prior to his Retirement, he shall forfeit credit for all Years of Service completed prior to such termination unless (a) he again becomes a Director and (b) the number of Years of Service he accumulated prior to such termination exceeded the number of years in which he did not serve as a Director.


         1.2     Plurals and Gender.

                 Where appearing in the Plan, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

         1.3     Directors/Trustees.

                 Where appropriate, the term "director" shall refer to "trustee", "directorship" shall refer to "trusteeship" and "Board of Directors" shall refer to "Board of Trustees."

         1.4     Headings.

                 The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

         1.5     Severability.

                 In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

                                   ARTICLE II

                                 PARTICIPATION
                                 -------------
         2.1     Commencement of Participation.
                 ------------------------------
                 Each Director shall become a Participant hereunder on the date his directorship of one or more of the AIM Funds commences.

         2.2     Termination of Participation.
                 -----------------------------
                 After commencement or resumption of his participation, a Director shall remain a Participant until the earliest of the following dates:

                 (a)      His actual Retirement date;

                 (b)      His date of death;

                 (c) The date on which he otherwise incurs a termination of Service; or

                 (d)      The effective date of the termination of the Plan.

         2.3     Resumption of Participation.
                 ----------------------------
                 Any Participant whose Service terminates and who thereafter again becomes a Director shall resume participation immediately upon again becoming a Director except that, as provided in Section 1.1(t) hereof, if his Service is terminated prior to his Normal Retirement Date, for all purposes of this Plan he shall forfeit credit for all Years of Service completed prior to such termination of his Service.

         2.4     Determination of Eligibility.
                 -----------------------------
                 The Administrator shall determine the eligibility of Directors in accordance with the provisions of this Article.


                                  ARTICLE III

                                 BENEFITS UPON
                                 -------------
                  RETIREMENT AND OTHER TERMINATION OF SERVICE
                  -------------------------------------------
         3.1     Retirement.
                 -----------
                 Upon Retirement a Participant shall be entitled to receive an annual benefit from the AIM Funds commencing on the first day of the calendar quarter coincident with or next following his date of Retirement, payable in quarterly installments for a period of no more than ten (10) years (or, if less, the number of his Years of Service) equal to seventy-five percent (75%) of his Compensation.

         3.2     Termination of Service Before Retirement.
                 -----------------------------------------
                 In the event that a Participant's Service terminates by reason of death, Disability or removal by the Board for cause (as defined in Section 8.9) prior to his Normal Retirement Date, he shall not be entitled to receive any benefits hereunder. If a Participant's Service terminates for any other reason and he has accumulated at least five (5) continuous and non-forfeited Years of Service, he shall be entitled to receive his Accrued Benefit determined as of such date of termination.

         3.3     Termination of Service by Reason of Death.
                 ------------------------------------------
                 No benefits will be paid under this Plan with respect to a Participant after his death other than as provided in Article IV.

         3.4     Benefits Calculated in the Aggregate for all of the AIM Funds.
                 --------------------------------------------------------------
                 With respect to each Participant, the benefits payable hereunder shall be based on the aggregate Compensation paid by the AIM Funds and on the Participant's non-forfeited Years of Service. Each Fund's share of the obligation to provide such benefits shall be determined by use of accounting methods adopted by the Administrator.


                                   ARTICLE IV

                                 DEATH BENEFITS
                                 --------------
         4.1     Death Prior to Commencement of Benefits.
                 ----------------------------------------
                 In the event of a Participant's death subsequent to his Normal Retirement Date, but prior to the commencement of his Retirement Benefits under
Article III hereof, the surviving spouse (if any) of such Participant shall be entitled to receive a quarterly survivor's benefit for a period of no more than ten (10) years (or, if less, the number of the Participant's Years of Service) beginning on the first day of the calendar quarter next following the date of the Participant's death equal to fifty percent (50%) of the amount of the quarterly installments of Retirement Benefits that would have been paid to the Participant under Sections 3.1 or 3.2 hereof had his Retirement occurred on his date of death.

         4.2     Death Subsequent to Commencement of Benefits.
                 ---------------------------------------------
                 In the event a Participant dies after the commencement of his Retirement Benefit under Article III, but prior to the cessation of the payment of such Retirement Benefits, the surviving spouse (if any) of such Participant shall be entitled to receive survivor's benefits equal to fifty percent (50%) of the amount of the annual Retirement Benefit payable to the Participant under Article III hereunder, paid at such times, and for such period, as such Retirement Benefit would have continued to have been paid to the Participant had he not died.

         4.3     Death of Spouse.
                 ----------------
                 (a) In the event a Participant is not survived by a spouse, no benefits will be paid hereunder upon the Participant's death.

                 (b) If a deceased Participant's surviving spouse dies while receiving survivor's benefits hereunder, any installments not paid at the time of the surviving spouse's death shall be forfeited.


                                   ARTICLE V

                          SUSPENSION OF BENEFITS, ETC.
                          ----------------------------
         5.1     Suspension of Benefits Upon Resumption of Service.
                 --------------------------------------------------
                 In the case of a Participant who, at a time when he is receiving Retirement Benefits under Article III of this Plan, resumes Service with any AIM Fund, such Retirement Benefits shall be suspended until his subsequent Retirement, termination of Service or death. Subject to the Years of Service limitations of Section 3.1 hereof, in the event of his Retirement or termination of Service following such a suspension, the quarterly amount of his remaining Retirement Benefits shall thereafter be adjusted, if appropriate, to reflect any additional Years of Service completed by, or a higher rate of Compensation received by, such Participant.

         5.2     Payments Due Missing Persons.
                 -----------------------------
                 The Administrator shall make a reasonable effort to locate all persons entitled to benefits (including Retirement Benefits and survivor's benefits for spouses) under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of 5 years from the date any of such benefits first become due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Administrator shall send a certified letter to all such persons (if any) at their last known address advising them that their benefits under the Plan shall be suspended. Any such suspended amounts shall be held by the AIM Funds for a period of 3 additional years (or a total of 8 years from the time the benefits first became payable) and thereafter such amounts shall be forfeited.

                                   ARTICLE VI

                                 ADMINISTRATOR
                                 -------------
         6.1     Appointment of Administrator.
                 -----------------------------
                 This Plan shall be administered by the Nominating and Compensation Committees of the Boards of Directors of the AIM Funds. The members of such committees are not "interested persons" (within the meaning of Section 2(a)(19) of the Investment Company Act of 1940) of any of the AIM Funds. The term "Administrator" as used in this Plan shall refer to the members of such committees, either individually or collectively, as appropriate.

         6.2     Powers and Duties of Administrator.
                 -----------------------------------
                 Except as provided below, the Administrator shall have the following duties and responsibilities in connection with the administration of this Plan:

                 (a) To promulgate and enforce such rules, regulations and procedures as shall be proper for the efficient administration of the Plan;

                 (b) To determine all questions arising in the administration, interpretation and application of the Plan, including questions of eligibility and of the status and rights of Participants and any other persons hereunder;

                 (c) To decide any dispute arising hereunder; provided, however, that no Administrator shall participate in any matter involving any questions relating solely to his own participation or benefits under this Plan;

                 (d) To advise the Boards of Directors of the AIM Funds regarding the known future need for funds to be available for distribution;

                 (e) To correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan;

                 (f) To compute the amount of benefits and other payments which shall be payable to any Participant or surviving spouse in accordance with the provisions of the Plan and to determine the person or persons to whom such benefits shall be paid;

                 (g) To make recommendations to the Boards of Directors of the AIM Funds with respect to proposed amendments to the Plan;

                 (h) To file all reports with government agencies, Participants and other parties as may be required by law, whether such reports are initially the obligation of the AIM Funds, or the Plan;

                 (i) To engage the Actuary of the Plan and to cause the liabilities of the Plan to be evaluated by the Actuary; and

                 (j) To have all such other powers as may be necessary to discharge its duties hereunder.

         6.3     Action by Administrator.
                 ------------------------
                 The Administrator may elect a Chairman and Secretary from among its members and may adopt rules for the conduct of its business. A majority of the members then serving shall constitute a quorum for the transacting of business. All resolutions or other action taken by the Administrator shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by at least a majority of the members. All documents, instruments, orders, requests, directions, instructions and other papers shall be executed on behalf of the Administrator by either the Chairman or the Secretary of the Administrator, if any, or by any member or agent of the Administrator duly authorized to act on the Administrator's behalf.

         6.4     Participation by Administrators.
                 --------------------------------
                 No Administrator shall be precluded from becoming a Participant in the Plan if he would be otherwise eligible, but he shall not be entitled to vote or act upon matters or to sign any documents relating specifically to his own participation under the Plan, except when such matters or documents relate to benefits generally. If this disqualification results in the lack of a quorum, then the Boards of Directors, by majority vote of the members of a majority of such Boards of Directors (a "Majority Vote"), shall appoint a sufficient number of temporary Administrators, who shall serve for the sole purpose of determining such a question.

         6.5     Agents and Expenses.
                 --------------------
                 The Administrator may employ agents and provide for such clerical, legal, actuarial, accounting, medical, advisory or other services as it deems necessary to perform its duties under this Plan. The cost of such services and all other expenses incurred by the Administrator in connection with the administration of the Plan shall be allocated to each Fund pursuant to the method utilized under Section 3.4 hereof with respect to costs related to benefit accruals. For purposes of the preceding sentence, if an individual serves as a Director for more than one Fund, he shall be deemed to be a separate Director for each such Fund in determining the aggregate number of Directors of the AIM Funds.

         6.6     Allocation of Duties.
                 ---------------------
                 The duties, powers and responsibilities reserved to the Administrator may be allocated among its members so long as such allocation is pursuant to written procedures adopted by the Administrator, in which case no Administrator shall have any liability, with respect to any duties, powers or responsibilities not allocated to him, for the acts or omissions of any other Administrator.

         6.7     Delegation of Duties.
                 ---------------------
                 The Administrator may delegate any of its duties to employees of A I M Advisors, Inc. or any of its affiliates or to any other person or firm, provided that the Administrator shall prudently choose such agents and rely in good faith on their actions.

         6.8     Administrator's Action Conclusive.
                 ----------------------------------
                 Any action on matters within the discretion of the Administrator shall be final and conclusive.

         6.9     Records and Reports.
                 --------------------
                 The Administrator shall maintain adequate records of its actions and proceedings in administering this Plan and shall file all reports and take all other actions as it deems appropriate in order to comply with any federal or state law.

         6.10    Information from the AIM Funds.
                 -------------------------------
                 The AIM Funds shall promptly furnish all necessary information to the Administrator to permit it to perform its duties under this Plan. The Administrator shall be entitled to rely upon the accuracy and completeness of all information furnished to it by the AIM Funds, unless it knows or should have known that such information is erroneous.

         6.11    Reservation of Rights by Boards of Directors.
                 ---------------------------------------------
                 When rights are reserved in this plan to the Boards of Directors, such rights shall be exercised only by Majority Vote of the Boards of Directors, except where the Boards of Directors, by unanimous written resolution, delegate any such rights to one or more persons or to the Administrator. Subject to the rights reserved to the Boards of Directors as set forth in this Plan, no member of the Boards of Directors shall have any duties or responsibilities under this Plan, except to the extent he shall be acting in the capacity of an Administrator.

         6.12    Liability and Indemnification.
                 ------------------------------
                 (a) The Administrator shall perform all duties required of it under this Plan in a prudent manner. The Administrator shall not be responsible in any way for any action or omission of the AIM Funds or their employees in the performance of their duties and obligations as set forth in this Plan. The Administrator also shall not be responsible for any act or omission of any of its agents provided that such agents were prudently chosen by the Administrator and that the Administrator relied in good faith upon the action of such agents.

                 (b) Except for its own gross negligence, willful misconduct or willful breach of the terms of this Plan, the Administrator shall be indemnified and held harmless by the AIM Funds against any and all liability, loss, damages, cost and expense which may arise, occur by reason of, or be based upon, any matter connected with or related to this Plan or its administration (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or in settlement of any such claim).


                                  ARTICLE VII

                           AMENDMENTS AND TERMINATION
                           --------------------------
         7.1     Amendments.
                 -----------
                 The Boards of Directors reserve the right at any time and from time to time, and retroactively if deemed necessary or appropriate by them, to amend in whole or in part by Majority Vote any or all of the provisions of this Plan, provided that:

                 (a) No amendment shall make it possible for any part of a Participant's or former Participant's Retirement Benefit to be used for, or diverted to, purposes other than for the exclusive benefit of such Participant or surviving spouse, except to the extent otherwise provided in this Plan;

                 (b) No amendment may reduce any Participant's or former Participant's Retirement Benefit as of the effective date of the amendment;

                 Amendments may be made in the form of Board of Directors' resolutions or separate written document.

         7.2     Termination.
                 ------------
                 Except as provided below, the Boards of Directors reserve the right to terminate this Plan at any time by Majority Vote by giving to the Administrator notice in writing of such desire to terminate. The Plan shall terminate upon the date of receipt of such notice and the rights of all Participants to their Retirement Benefits (determined as of the date the Plan is terminated) shall become payable upon the effective date of the termination of the Plan in quarterly installments or in an actuarially equivalent lump sum as determined by the Administrator.


                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------
         8.1     Rights of Creditors.
                 --------------------
                 (a) The Plan is unfunded. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of any of the AIM Funds by reason of any Accrued or Retirement Benefit hereunder, nor any rights to receive distribution of any Retirement Benefit except and as to the extent expressly provided hereunder.

                 (b) The Accrued and Retirement Benefits of each Participant are unsecured and shall be subject to the claims of the general creditors of the AIM Funds.

         8.2     Liability Limited.
                 ------------------
                 Neither the AIM Funds, the Administrator, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

         8.3     Incapacity.
                 -----------
                 If the Administrator shall receive evidence satisfactory to it that a Participant or surviving spouse entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such Participant or surviving spouse and that no guardian, committee or other representative of the estate of such Participant or surviving spouse shall have been duly appointed, the Administrator may make payment of such benefit otherwise payable to such Participant or surviving spouse to such other person or institution, and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

         8.4     Cooperation of Parties.
                 -----------------------
                 All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

         8.5     Governing Law.
                 --------------
                  All rights under the Plan shall be governed by and construed in accordance with rules of Federal law applicable to such plans and, to the extent not preempted, by the laws of the State of Texas without regard to principles of conflicts of law. No action shall be brought by or on behalf of any Participant for or with respect to benefits due under this Plan unless the person bringing such action has timely exhausted the Plan's claim review procedure. Any such action must be commenced within three years. This three-year period shall be computed from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan's claim review procedure or (b) the date such individual's cause of action
first accrued.   Any dispute, controversy or claim arising out of or in
connection with this Plan (including the applicability of this arbitration provision) and not resolved pursuant to the Plan's claim review procedure shall be determined and settled by arbitration conducted by the American Arbitration Association ("AAA") in the County and State of the Funds' principal place of business and in accordance with the then existing rules, regulations, practices and procedures of the AAA. Any award in such arbitration shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by either party in any court of competent jurisdiction. Each party to the arbitration will bear its own costs and fees (including attorney's fees).

         8.6     Nonguarantee of Directorship.
                 -----------------------------
                 Nothing contained in this Plan shall be construed as a guaranty or right of any Participant to be continued as a Director of one or more of the AIM Funds (or of a right of a Director to any specific level of Compensation) or as a limitation of the right of the AIM Funds to remove any of its directors.

         8.7     Counsel.
                 --------
                 The Administrator may consult with legal counsel, who may be counsel for one or more of the Boards of Directors of the AIM Funds and for the Administrator, with respect to the meaning or construction of this Plan, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and they shall be fully protected with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.

         8.8     Spendthrift Provision.
                 ----------------------
                 A Participant's interest in his Accrued Benefit or Retirement Benefit may not be transferred, alienated, assigned nor become subject to execution, garnishment or attachment, and any attempt to do so will render benefits hereunder immediately forfeitable.

         8.9     Forfeiture for Cause.
                 ---------------------
                 Notwithstanding any other provision of this Plan to the contrary, any benefits to which a Participant (or his surviving spouse) may otherwise be entitled hereunder will be forfeited in the event the Administrator, in its sole discretion, determines that a Participant's termination of Service is due to such Participant's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Director.


                                   ARTICLE IX

                                CLAIMS PROCEDURE
                                ----------------
         9.1     Notice of Denial.
                 -----------------
                 If a Participant is denied any Retirement Benefit (or a surviving spouse is denied a survivor's benefit) under this Plan, either in total or in an amount less than the full Retirement Benefit to which he would normally be entitled, the Administrator shall advise the Participant (or surviving spouse) in writing of the amount of his Retirement Benefit (or survivor's benefit), if any, and the specific reasons for the denial. The Administrator shall also furnish the Participant (or surviving spouse) at that time with a written notice containing:

          (a)      A specific reference to pertinent Plan provisions.

          (b) A description of any additional material or information necessary for the Participant (or surviving spouse) to perfect his claim, if possible, and an explanation of why such material or information is needed.

         (c)      An explanation of the Plan's claim review procedure.

         9.2     Right to Reconsideration.
                 -------------------------
                 Within 60 days of receipt of the information stated in Section
9.1 above, the Participant (or surviving spouse) shall, if he desires further review, file a written request for reconsideration with the Administrator.

         9.3     Review of Documents.
                 --------------------
                 So long as the Participant's (or surviving spouse's) request for review is pending (including the 60 day period in 9.2 above), the Participant (or surviving spouse) or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Administrator.

         9.4     Decision by Administrator.
                 --------------------------
                 A final and binding decision shall be made by the Administrator within 60 days of the filing by the Participant (or surviving spouse) of his request for reconsideration, provided, however, that if the Administrator, in its discretion, feels that a hearing with the Participant (or surviving spouse) or his representative present is necessary or desirable, this period shall be extended an additional 60 days.

         9.5     Notice by Administrator.
                 ------------------------
                 The Administrator's decision shall be conveyed to the Participant (or surviving spouse) in writing and shall include specific reasons for the provisions on which the decision is based.